Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships and COVID-19 Mitigation Summary Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 INVESTMENT ACTIVITY Summary Recent 17 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 21 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of Income (Loss) Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 26 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	Three Months Ended March 31, 2020	
Revenues	$	149,346
Net operating income [(1)]		125,554
Cash net operating income [(1)]		124,658
Diluted per share data attributable to common stockholders:		
EPS	$	0.17
FFO		0.42
Normalized FFO		0.45
AFFO		0.44
Normalized AFFO		0.44
Dividends per common share		0.45

Capitalization and Market Facts

	March 31, 2020
Common shares outstanding	205.6 million
Common equity Market Capitalization	$2.2 billion
Total Debt [(2)]	$2.9 billion
Total Enterprise Value [(2)]	$5.1 billion
Common stock closing price	$10.92
Common stock 52-week range	$5.55 - $24.95
Common stock ticker symbol	SBRA

Key Credit Metrics [(3)]

	March 31, 2020
Net Debt to Adjusted EBITDA	4.97x
Including unconsolidated joint venture	5.47x
Interest Coverage	5.28x
Fixed Charge Coverage Ratio	5.07x
Total Debt/Asset Value	36%
Secured Debt/Asset Value	1%
Unencumbered Assets/Unsecured Debt	269%

Portfolio [(4)]

Dollars in thousands

As of March 31, 2020	Property Count		Investment	Beds/Units	Occupancy Percentage [(5)]
Investment in Real Estate Properties, gross					
Triple-Net Portfolio:					
Skilled Nursing / Transitional Care	291	$	3,678,036	32,660	82.3%
Senior Housing - Leased	64		693,440	4,119	86.8
Specialty Hospitals and Other	25		640,076	1,193	71.4
Total Triple-Net Portfolio	380		5,011,552	37,972	
Senior Housing - Managed	47		920,589	4,922	86.6
Consolidated Equity Investments	427		5,932,141	42,894	
Unconsolidated Joint Venture Senior Housing - Managed	168		740,510	7,463	81.5
Total Equity Investments	595		6,672,651	50,357	
Investment in Direct Financing Lease, net	1		23,978		
Investments in Loans Receivable, gross [(6)]	19		62,459		
Preferred Equity Investments, gross [(7)]	6		25,977		
Total Investments	621	$	6,785,065		

Includes 70 relationships in 43 U.S. states and Canada

(1) Balance includes $0.8 million of expenses related to increased supplies and labor needs related to the COVID-19 pandemic.
(2) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(3) See page 20 of this supplement for important information about these credit metrics.
(4) Excludes two real estate properties held for sale as of the end of the current period.
(5) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the current period on a trailing three month basis.
(6) One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
(7) Our preferred equity investments include investments in entities owning five Senior Housing developments with an aggregate of 562 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO (1)

Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of March 31, 2020

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	291	64	25	380
Number of Beds/Units	32,660	4,119	1,193	37,972
Investment	$ 3,678,036	$ 693,440	$ 640,076	$ 5,011,552

Triple-Net Portfolio — EBITDARM Coverage (2)

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Skilled Nursing/Transitional Care	1.65x	1.63x	1.64x	1.61x	1.62x
Specialty Hospitals and Other	3.36x	3.29x	3.28x	3.18x	3.20x
Aggregate Acute/Post Acute and Other	1.91x	1.88x	1.89x	1.85x	1.86x
Senior Housing - Leased	1.38x	1.37x	1.36x	1.36x	1.34x

Triple-Net Portfolio — Operating Statistics (2)

Dollars in thousands

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Skilled Nursing/Transitional Care					
Number of Properties	291	296	304	304	304
Number of Units	32,660	33,290	33,879	33,879	34,049
Cash NOI	$ 76,236	$ 77,589	$ 76,525	$ 75,703	$ 75,411
Occupancy	82.3%	82.1%	82.4%	82.6%	82.5%
Skilled Mix	38.6%	38.0%	38.7%	39.5%	39.2%
Senior Housing - Leased					
Number of Properties	64	62	62	62	88
Number of Units	4,119	3,820	4,011	4,011	7,147
Cash NOI	$ 11,971	$ 10,471	$ 10,244	$ 11,246	$ 21,948
Occupancy	86.8%	87.0%	85.6%	85.3%	86.6%
Specialty Hospitals and Other					
Number of Properties	25	25	24	22	22
Number of Beds	1,193	1,193	1,193	1,085	1,085
Cash NOI	$ 13,069	$ 13,256	$ 12,798	$ 12,796	$ 12,608
Occupancy	71.4%	71.0%	72.4%	74.0%	75.5%

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.
(2) Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") and EBITDARM Coverage for each period presented include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. EBITDARM Coverage and Operating Statistics are only included in periods subsequent to our acquisition except for EBITDARM Coverage for the North American Healthcare portfolio, which is presented on a trailing twelve month basis and consists of EBITDARM Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDARM Coverage for periods preceding our acquisition. EBITDARM Coverage reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of Care Capital Properties, Inc. ("CCP"). In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after December 31, 2019.

5 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO (1)

Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio (2)

Dollars in thousands

	Number of Properties	Number of Beds/Units 1Q 2020	Number of Beds/Units 4Q 2019	Cash NOI 1Q 2020	Cash NOI 4Q 2019
Skilled Nursing/Transitional Care	291	32,660	32,660	$ 75,786	$ 76,943
Senior Housing - Leased	61	3,762	3,762	$ 10,799	$ 10,337
Specialty Hospitals and Other	24	1,193	1,193	$ 12,968	$ 12,889

Same Store Triple-Net Portfolio — EBITDARM Coverage (3)

	1Q 2020	4Q 2019
Skilled Nursing/Transitional Care	1.62x	1.61x
Specialty Hospitals and Other	3.31x	3.25x
Aggregate Acute/Post Acute and Other	1.89x	1.87x
Senior Housing - Leased	1.38x	1.38x

Same Store Triple-Net Portfolio — Operating Statistics (3)

	Occupancy 1Q 2020	Occupancy 4Q 2019	Skilled Mix 1Q 2020	Skilled Mix 4Q 2019
Skilled Nursing/Transitional Care	82.2%	82.0%	38.6%	38.2%
Senior Housing - Leased	87.0%	87.1%	N/A	N/A
Specialty Hospitals and Other	71.4%	71.0%	N/A	N/A

(1) Excludes two real estate properties held for sale as of the end of the current period.
(2) Same store triple-net portfolio includes all facilities held for investment for the full period in both comparison periods.
(2) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

6 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO

Top 10 Relationships and COVID-19 Mitigation Summary

Top 10 Relationships [1]

Relationship	Primary Facility Type	Tenant/Borrower Credit Exposure: As of March 31, 2020 [2] Number of Sabra Investments	Tenant/Borrower Credit Exposure: As of March 31, 2020 [2] % of Annualized Cash NOI	EBITDARM Coverage Twelve Months Ended [3] March 31, 2020	EBITDARM Coverage Twelve Months Ended [3] December 31, 2019	Senior Housing - Managed Operator Exposure: As of March 31, 2020 [2] Number of Sabra Investments	Senior Housing - Managed Operator Exposure: As of March 31, 2020 [2] % of Annualized Cash NOI	COVID-19 Mitigation Sources: PHSSEF	Suspension of Medicare Sequestration	FMAP	AAMP	Employer Payroll Tax Delay	PPP
Enlivant	Assisted Living	—	—	N/A	N/A	179	8.8%					✓	N/A
Avamere Family of Companies [4]	Skilled Nursing	28	8.1%	1.17x	1.17x	—	—	✓	✓	✓	✓	✓	N/A
North American Healthcare [5]	Skilled Nursing	24	7.2%	1.61x	1.55x	—	—	✓	✓	✓	✓	✓	N/A
Signature Healthcare [6]	Skilled Nursing	46	7.2%	1.67x	1.60x	—	—	✓	✓	✓	✓	✓	N/A
Cadia Healthcare [7]	Skilled Nursing	10	6.9%	1.79x	1.77x	—	—	✓	✓		✓		N/A
Signature Behavioral [8]	Behavioral Hospitals	6	6.3%	1.62x	1.59x	—	—	✓	✓		✓	✓	N/A
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	5.5%					✓	N/A
Genesis Healthcare, Inc. [9]	Skilled Nursing	9	4.5%	1.60x	1.64x	—	—	✓	✓	✓	✓	✓	N/A
Healthmark Group [10]	Skilled Nursing	21	3.3%	1.56x	1.52x	—	—	✓	✓	✓		✓	N/A
The McGuire Group	Skilled Nursing	7	3.0%	2.13x	2.22x	—	—	✓	✓		✓	✓	N/A
		151	46.5%	1.58x	1.56x	201	14.3%						
Remaining 60 relationships		255	36.6%	2.20x	2.17x	14	2.6%						
		406	83.1%	1.85x	1.80x	215	16.9%						

COVID-19 Mitigation Summary

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PHSSEF:	Yes	The CARES Act appropriated $100 billion to the Public Health and Social Services Emergency Fund ("PHSSEF" or the "Fund") for hospitals and other providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. The first tranche of the Fund was distributed to each eligible health care provider based on its proportionate share of 2019 Medicare FFS payments nationally. The second tranche of the Fund is being distributed based on the respective provider's share of 2018 net patient revenue (less amounts received in connection with the first tranche).	$ 60 million
Suspension of Medicare sequestration:	Yes	The CARES Act suspended the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020; the Medicare sequester was extended from 2029 to 2030.	$10 million
FMAP:	Yes	The Family Cares Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020. States have discretion regarding the distribution of these funds to various healthcare providers.	$20 million
AAMP:		The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for 120 days and will be interest-free for 12 months.	$150 million [11]
Employer payroll tax delay:		Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program ("PPP").	$50 million
PPP:	Potentially	The CARES Act expands eligibility for and provides $349 billion to fund special new loans, loan forgiveness and other relief to small businesses with fewer than 500 employees that have been affected by COVID-19. The Small Business Association ("SBA") can provide a maximum loan of 250% of the last 12 months' average monthly payroll costs over the February 15–June 30, 2020 period, capped at $10 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven.	$30 million

(1) Excludes two real estate properties held for sale as of the end of the current period.
(2) Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.
(3) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(4) EBITDARM Coverage excludes one non-stabilized facility representing 0.2% of Annualized Cash NOI.
(5) EBITDARM Coverage excludes one non-stabilized facility representing 0.4% of Annualized Cash NOI.
(6) EBITDARM Coverage excludes three non-stabilized facilities representing 0.3% of Annualized Cash NOI.
(7) EBITDARM Coverage excludes five non-stabilized facilities representing 4.7% of Annualized Cash NOI.
(8) EBITDARM Coverage excludes one non-stabilized facility representing 0.8% of Annualized Cash NOI.
(9) EBITDARM Coverage excludes one non-stabilized facility representing 0.4% of Annualized Cash NOI. EBITDARM Coverage excludes a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis.
(10) EBITDARM Coverage excludes four non-stabilized facilities representing 0.7% of Annualized Cash NOI.
(11) Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

7

SABRA 1Q 2020 SUPPLEMENTAL INFORMATION

March 31, 2020

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	1Q 2020							1Q 2019
	Enlivant							
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	168	11	179	22	8	6	215	195
Number of Units	7,463	631	8,094	3,116	756	419	12,385	9,255
Investment [3]	$ 740,510	$ 127,306	$ 867,816	$ 584,138	$ 119,030	$ 90,115	$ 1,661,099	$ 1,041,168
Capital Expenditures: [3]								
Recurring	$ 724	$ 86	$ 810	$ 449	$ 165	$ 36	$ 1,460	$ 858
Non-recurring	$ 609	$ —	$ 609	$ 235	$ 59	$ 28	$ 931	$ 726
Revenues	$ 38,135	$ 9,455	$ 47,590	$ 19,956	$ 4,778	$ 5,794	$ 78,118	$ 55,010
Cash NOI [4]	$ 8,370	$ 2,475	$ 10,845	$ 7,028	$ 1,861	$ 1,358	$ 21,092	$ 14,830
Cash NOI Margin %	21.9%	26.2%	22.8%	35.2%	38.9%	23.4%	27.0%	27.0%
REVPOR	$ 4,340	$ 5,799	$ 4,576	$ 2,496	$ 2,227	$ 6,070	$ 3,642	$ 4,023
Occupancy	81.5%	86.1%	82.2%	87.2%	85.3%	85.1%	84.4%	83.7%

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Number of Properties	47	46	44	44	23
Number of Units	4,922	4,809	4,470	4,470	1,603
Capital Expenditures: [3]					
Recurring	$ 736	$ 1,599	$ 1,327	$ 751	$ 256
Non-recurring	$ 322	$ 901	$ 173	$ 362	$ 147
Revenues	$ 39,983	$ 38,418	$ 36,307	$ 36,055	$ 17,007
Cash NOI [4]	$ 12,722	$ 12,486	$ 12,390	$ 11,826	$ 5,001
Cash NOI Margin %	31.8%	32.5%	34.1%	32.8%	29.4%
REVPOR - AL	$ 5,896	$ 5,839	$ 5,580	$ 5,509	$ 5,439
REVPOR - IL	$ 2,437	$ 2,428	$ 2,425	$ 2,397	$ 2,184
Occupancy	86.6%	87.7%	88.7%	89.2%	89.8%

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Number of Properties	168	170	170	170	172
Number of Units	7,463	7,538	7,538	7,538	7,652
Capital Expenditures:					
Recurring	$ 724	$ 1,148	$ 1,064	$ 888	$ 602
Non-recurring	$ 609	$ 2,354	$ 1,164	$ 1,336	$ 579
Revenues	$ 38,135	$ 39,241	$ 37,908	$ 37,755	$ 38,003
Cash NOI [4]	$ 8,370	$ 10,089	$ 10,115	$ 9,361	$ 9,829
Cash NOI Margin %	21.9%	25.7%	26.7%	24.8%	25.9%
REVPOR (all AL)	$ 4,340	$ 4,418	$ 4,307	$ 4,272	$ 4,159
Occupancy	81.5%	82.2%	81.4%	81.8%	81.2%

(1) REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities and are presented for the three months ended at the end of the respective period. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.
(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.
(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of March 31, 2020 was $0.7057 per CAD $1.00.
(4) 1Q 2020 balance for the wholly-owned and unconsolidated JV properties includes $0.3 million and $0.5 million of expenses, respectively, related to increased supplies and labor needs related to the COVID-19 pandemic.

8 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO

Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Number of Properties	23	23	23	23	23
Revenues	$ 17,747	$ 18,193	$ 17,377	$ 17,198	$ 17,007
Cash NOI [2]	$ 4,990	$ 5,434	$ 5,107	$ 4,874	$ 5,001
Cash NOI Margin %	28.1%	29.9%	29.4%	28.3%	29.4%
REVPOR - AL	$ 5,828	$ 5,831	$ 5,580	$ 5,509	$ 5,439
REVPOR - IL	$ 2,227	$ 2,231	$ 2,226	$ 2,186	$ 2,184
Occupancy	86.5%	89.2%	88.9%	89.3%	89.8%

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][3]

Dollars in thousands, except REVPOR

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Number of Properties	168	168	168	168	168
Revenues	$ 37,932	$ 38,914	$ 37,626	$ 37,489	$ 37,550
Cash NOI [2]	$ 8,377	$ 10,057	$ 10,103	$ 9,431	$ 9,874
Cash NOI Margin %	22.1%	25.8%	26.9%	25.2%	26.3%
REVPOR (all AL)	$ 4,340	$ 4,418	$ 4,307	$ 4,272	$ 4,227
Occupancy	81.5%	82.2%	81.4%	81.8%	83.0%

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) 1Q 2020 balance for the same store wholly-owned and same store unconsolidated JV properties includes $0.1 million and $0.5 million of expenses, respectively, related to increased supplies and labor needs related to the COVID-19 pandemic.

(3) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of March 31, 2020

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2020 [1]	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0%	10.0%	$ 480	01/31/27
Construction	1	Senior Housing	2,518	2,537	8.0%	7.8%	51	09/30/22
Other	17	Multiple	46,027	42,081	6.8%	6.9%	747	09/01/20-08/31/28
	19		67,545	63,618	7.7%	7.9%	$ 1,278	
Allowance for loan losses			—	(1,225)				
			$ 67,545	$ 62,393				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended March 31, 2020 [1]
Preferred Equity	6	Skilled Nursing / Senior Housing	$ 21,213	$ 21,213	$ 25,977	12.4%	$ 825

Proprietary Development Pipeline [2]

Dollars in thousands

As of March 31, 2020

	Investment Type		Property Type		Investment Amount [3]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [4]
Indiana	—	2	—	2	$ —	$ 11,159	$ —	$ 69,223	7.5%	Q1 2017-Q3 2017
Ohio	—	2	—	2	—	9,764	—	68,000	7.3%	Q1 2018-Q4 2019
Texas	1	1	1	1	3,647	2,513	14,475	5,700	8.6%	Q3 2016-Q1 2020
	1	5	1	5	$ 3,647	$ 23,436	$ 14,475	$ 142,923	7.5%	

(1) Includes income related to loans receivable and other investments held as of March 31, 2020.
(2) Includes projects invested in or committed to as of March 31, 2020.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

PORTFOLIO NOI Concentrations (1) As of March 31, 2020 RELATIONSHIP CONCENTRATION Avamere Family of Companies: 8.1% North American Healthcare: 7.2% Signature Healthcare: 7.2% Other: 47.4% Cadia Healthcare: 6.9% Enlivant Signature Behavioral: 6.3% 8.8% Holiday Other 5.5% 2.6% Managed (No Operator Credit Exposure): 16.9% ASSET CLASS CONCENTRATION Senior Housing - Managed: 16.9% Senior Housing - Leased: 9.8% Skilled Nursing/ Transitional Specialty Hospital Care: 61.7% and Other: 10.0% Interest and Other Income: 1.6% PAYOR SOURCE CONCENTRATION (3) Private Pay: 41.9% Non-Private: 58.1% (1) Concentrations are calculated using Annualized Cash NOI and exclude two real estate properties held for sale as of the end of the current period. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. (2) Tenant and borrower revenue presented one quarter in arrears. 11 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO (1)

Geographic Concentrations

Property Type

As of March 31, 2020

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	39	9	6	14	68	15.9%	29	97	16.3%
Indiana	14	2	—	1	17	4.0	21	38	6.4
Washington	15	1	1	—	17	4.0	16	33	5.6
California	24	1	1	4	30	7.0	—	30	5.0
Oregon	15	4	—	—	19	4.5	11	30	5.0
Kentucky	24	1	—	2	27	6.3	1	28	4.7
Ohio	6	1	—	—	7	1.6	15	22	3.7
Wisconsin	4	3	3	—	10	2.4	10	20	3.4
Pennsylvania	3	—	5	1	9	2.1	11	20	3.4
Massachusetts	18	—	—	—	18	4.2	—	18	3.0
Other (33 states & Canada)	129	42	31	3	205	48.0	54	259	43.5
Total	291	64	47	25	427	100.0%	168	595	100.0%
% of Consolidated Total	68.1%	15.0%	11.0%	5.9%	100.0%				
% of Total	48.9%	10.8%	7.9%	4.2%	71.8%		28.2%	100.0%	

Distribution of Beds/Units

As of March 31, 2020

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Property Type: Senior Housing - Leased	Property Type: Senior Housing - Managed	Property Type: Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	97	4,816	577	856	366	6,615	15.4%	1,122	7,737	15.4%
Kentucky	28	2,598	142	—	100	2,840	6.6	55	2,895	5.7
Indiana	38	1,547	297	—	48	1,892	4.4	963	2,855	5.7
California	30	2,058	58	102	340	2,558	6.0	—	2,558	5.1
Washington	33	1,591	52	113	—	1,756	4.1	689	2,445	4.8
Oregon	30	1,520	377	—	—	1,897	4.4	399	2,296	4.6
Massachusetts	18	2,209	—	—	—	2,209	5.2	—	2,209	4.4
North Carolina	15	1,454	—	237	—	1,691	3.9	—	1,691	3.3
New York	10	1,566	—	105	—	1,671	3.9	—	1,671	3.3
Missouri	14	1,225	—	184	—	1,409	3.3	—	1,409	2.8
Other (33 states & Canada)	282	12,076	2,616	3,325	339	18,356	42.8	4,235	22,591	44.9
Total	595	32,660	4,119	4,922	1,193	42,894	100.0%	7,463	50,357	100.0%
% of Consolidated Total		76.1%	9.6%	11.5%	2.8%	100.0%				
% of Total		64.9%	8.2%	9.8%	2.4%	85.3%		14.7%	100.0%	

(1) Excludes two real estate assets held for sale as of the end of the current period.

12 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION

March 31, 2020

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of March 31, 2020

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Property Type: Senior Housing - Leased	Property Type: Senior Housing - Managed	Property Type: Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 384,594	$ 81,305	$ 180,857	$ 196,098	$ 842,854	14.2%
California	30	435,612	18,160	36,358	224,761	714,891	12.1
Oregon	19	261,316	86,860	—	—	348,176	5.9
Maryland	9	323,199	6,741	—	—	329,940	5.6
New York	10	297,392	—	19,955	—	317,347	5.4
Kentucky	27	228,773	23,669	—	39,696	292,138	4.9
Indiana	17	174,427	59,064	—	5,310	238,801	4.0
Washington	17	188,548	10,686	27,661	—	226,895	3.8
Arizona	8	32,319	10,348	38,036	121,757	202,460	3.4
North Carolina	15	123,462	—	68,284	—	191,746	3.2
Other (30 states & Canada) [2]	207	1,228,394	396,607	549,438	52,454	2,226,893	37.5
Total	427	$ 3,678,036	$ 693,440	$ 920,589	$ 640,076	$ 5,932,141	100.0%
% of Total investment		62.0%	11.7%	15.5%	10.8%	100.0%	

(1) Excludes (i) two real estate properties held for sale as of the end of the current period and (ii) our unconsolidated joint venture.
(2) Investment balance in Canada is based on the exchange rate as of March 31, 2020 of $0.7057 per CAD $1.00.

13 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

PORTFOLIO

Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of March 31, 2020

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2020 [2]	$ 10,716	$ —	$ 1,241	$ 11,957	2.8%
2021	2,757	1,165	—	3,922	0.9%
2022	24,724	5,140	4,085	33,949	8.0%
2023	9,074	—	—	9,074	2.1%
2024	29,307	4,655	—	33,962	8.0%
2025	10,793	8,111	—	18,904	4.5%
2026	24,731	603	—	25,334	6.0%
2027	38,993	2,463	32,727	74,183	17.5%
2028	14,729	7,893	3,919	26,541	6.3%
2029	52,825	3,511	5,628	61,964	14.6%
Thereafter	102,827	17,605	4,311	124,743	29.3%
Total Annualized Revenues	$ 321,476	$ 51,146	$ 51,911	$ 424,533	100.0%

(1) Excludes (i) Senior Housing - Managed communities, (ii) two real estate properties held for sale as of the end of the current period and (iii) one non-operational Skilled Nursing/Transitional Care facility. Annualized Revenues are net of repositioning reserves, if applicable.

(2) 2020 lease expirations include (i) for Skilled Nursing/Transitional Care leases, $4.9 million in the second quarter, and $5.8 million in the fourth quarter (on December 31, 2020) and (ii) for Specialty Hospitals and Other leases, $1.2 million in the fourth quarter.

14 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA
INVESTMENT ACTIVITY
Summary

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate						
Traditions of Brookside [2]	01/07/20	Senior Housing - Leased	1	157	$ 33,363	7.24%
Elan Westpointe [3]	01/15/20	Senior Housing - Managed	1	113	25,000	8.00%
Traditions of Beaumont [4]	01/31/20	Senior Housing - Leased	1	142	24,000	7.38%
Additions to Real Estate [5]	Various	Multiple	N/A	N/A	8,084	8.27%
Total Real Estate Investments					90,447	7.58%
Loans Receivable						
Ignite Promissory Note	01/07/20	Skilled Nursing/ Transitional Care	1	N/A	865	7.00%
Additional Loans Receivable Fundings [6]	Various	Multiple	N/A	N/A	66	8.00%
Total Loans Receivable					931	7.07%
All Investments through March 31, 2020					$ 91,378	7.57%

Subsequent to March 31, 2020:

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate						
Traditions at Hunter Station [7]	04/01/20	Senior Housing - Leased	1	135	$ 30,223	7.28%

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $7.1 million was used to repay our preferred equity investment in this property that had a 12% yield.
(3) Amount invested reflects the gross investment, of which $6.4 million was used to repay our preferred equity investment in this property that had a 10% yield.
(4) Amount invested reflects the gross investment, of which $2.5 million was used to repay our preferred equity investment in this property that had a 12% yield.
(5) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(6) Initial investment occurred prior to 2020. Amount invested reflects incremental fundings during the three months ended March 31, 2020.
(7) Amount investment reflects the gross investment, of which $4.6 million was used to repay our preferred equity investment in this property that had a 12% yield. See page 16 for further detail.

15 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

INVESTMENT ACTIVITY Recent TRADITIONS AT HUNTER STATION From Proprietary Development Pipeline Investment Date Units April 1, 2020 135 Investment Amount (1) Property Type $30.3 million Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $2.7 million Number of Properties Initial Cash Yield 1 7.28% Location Indiana (1) Gross investment of $30.3 million, of which $4.6 million was used to repay our preferred equity investment in this property. Includes capitalized acquisition costs. 16 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

CAPITALIZATION Overview Debt Dollars in thousands Sabra's Share of As of March 31, 2020 Consolidated Debt (1) Unconsolidated JV Debt Total Debt Secured debt $ 98,362 $ 383,169 $ 481,531 Revolving credit facility 101,000 — 101,000 Term loans 1,043,212 — 1,043,212 Senior unsecured notes 1,250,000 — 1,250,000 Total Debt 2,492,574 383,169 2,875,743 Deferred financing costs and premiums/discounts, net (13,228) (4,184) (17,412) Total Debt, Net $ 2,479,346 $ 378,985 $ 2,858,331 Revolving Credit Facility Dollars in thousands As of March 31, 2020 Credit facility availability $ 899,000 Credit facility capacity 1,000,000 Enterprise Value Dollars in thousands, except per share amounts As of March 31, 2020 Shares Outstanding Price Value Common stock 205,559,356 $ 10.92 $ 2,244,708 Consolidated Debt (1) 2,492,574 Cash and cash equivalents (54,051) Consolidated Enterprise Value 4,683,231 Sabra’s share of unconsolidated joint venture debt 383,169 Sabra’s share of unconsolidated joint venture cash and cash equivalents (12,074) Total Enterprise Value $ 5,054,326 At-The-Market Common Stock Offering Program Dollars in thousands, except per share amounts Three Months Ended March 31, 2020 Shares issued 190,000 Net proceeds $ 3,805 Weighted average price per share $ 20.33 Availability as of March 31, 2020 $ 336,131 Common Stock and Equivalents Weighted Average Common Shares Three Months Ended March 31, 2020 EPS, FFO and Normalized FFO AFFO and Normalized AFFO Common stock 205,359,724 205,359,724 Common equivalents 35,606 35,606 Basic common and common equivalents 205,395,330 205,395,330 Dilutive securities: Restricted stock and units 610,955 1,114,183 Diluted common and common equivalents 206,006,285 206,509,513 (1) Excludes $14.2 million and $0.4 million of secured debt and deferred financing costs, net, respectively, secured by two skilled nursing/transitional care facilities classified as held for sale as of March 31, 2020. 17 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of March 31, 2020

		Principal	Weighted Average Interest Rate [1]	% of Total
Fixed Rate Debt				
Secured debt [2]	$	98,362	3.47%	3.4%
Unsecured senior notes		1,250,000	4.76%	43.5%
Total fixed rate debt		1,348,362	4.67%	46.9%
Variable Rate Debt [3]				
Revolving credit facility		101,000	2.09%	3.5%
Term loans		1,043,212	2.44%	36.3%
Sabra's share of unconsolidated joint venture variable rate debt		383,169	3.53%	13.3%
Total variable rate debt		1,527,381	2.69%	53.1%
Total Debt	$	2,875,743	3.62%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of March 31, 2020

		Principal	Weighted Average Interest Rate [1]	% of Total
Secured Debt				
Secured debt [2]	$	98,362	3.47%	3.4%
Sabra's share of unconsolidated joint venture secured debt		383,169	3.53%	13.3%
Total secured debt		481,531	3.52%	16.7%
Unsecured Debt				
Unsecured senior notes		1,250,000	4.76%	43.5%
Revolving credit facility		101,000	2.09%	3.5%
Term loans		1,043,212	2.44%	36.3%
Total unsecured debt		2,394,212	3.64%	83.3%
Total Debt	$	2,875,743	3.62%	100.0%

(1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.
(2) Excludes $14.2 million of principal secured by two skilled nursing/transitional care facilities classified as held for sale as of March 31, 2020.
(3) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $88.2 million (CAD $125.0 million) subject to swap agreements that fix CDOR at a weighted average rate of 1.41%. Excluding these amounts, variable rate debt was 20.7% of Total Debt as of March 31, 2020. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

18 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands

As of March 31, 2020

	Secured Debt [1]		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [2]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
	Principal	Rate [3]	Principal	Rate [3]	Principal	Rate [3]	Principal	Rate [3]	Principal	Rate [3]	Principal	Rate [3]	Principal	Rate [3]
4/1/20 - 12/31/20	$ 2,387	3.16%	$ —	—	$ —	—	$ —	—	$ 2,387	3.16%	$ 2,629	3.52%	$ 5,016	3.35%
2021	17,205	3.16%	—	—	—	—	—	—	17,205	3.16%	20,241	3.52%	37,446	3.36%
2022	2,816	3.07%	—	—	105,000	2.24%	—	—	107,816	2.26%	6,230	3.51%	114,046	2.33%
2023	2,898	3.08%	—	—	350,000	2.24%	101,000	2.09%	453,898	2.21%	6,609	3.51%	460,507	2.23%
2024	2,983	3.09%	300,000	4.80%	588,212	2.28%	—	—	891,195	3.13%	6,660	3.51%	897,855	3.13%
2025	3,069	3.10%	—	—	—	—	—	—	3,069	3.10%	188,866	3.51%	191,935	3.50%
2026	3,159	3.11%	500,000	5.13%	—	—	—	—	503,159	5.11%	81,497	3.71%	584,656	4.92%
2027	3,251	3.12%	100,000	5.88%	—	—	—	—	103,251	5.79%	70,437	3.40%	173,688	4.82%
2028	3,347	3.13%	—	—	—	—	—	—	3,347	3.13%	—	—	3,347	3.13%
2029	3,445	3.15%	350,000	3.90%	—	—	—	—	353,445	3.89%	—	—	353,445	3.89%
Thereafter	53,802	3.34%	—	—	—	—	—	—	53,802	3.34%	—	—	53,802	3.34%
Total Debt	98,362		1,250,000		1,043,212		101,000		2,492,574		383,169		2,875,743	
Premium, net	—		7,325		—		—		7,325		—		7,325	
Deferred financing costs, net	(1,296)		(9,155)		(10,102)		—		(20,553)		(4,184)		(24,737)	
Total Debt, Net	$ 97,066		$ 1,248,170		$ 1,033,110		$ 101,000		$ 2,479,346		$ 378,985		$ 2,858,331	
Wtd. avg. maturity/years	20.7		6.8		3.9		3.4		6.0		5.4		5.9	
Wtd. avg. interest rate [4]	3.47%		4.76%		2.44%		2.09%		3.63%		3.53%		3.62%	

(1) Excludes $14.2 million and $0.4 million of principal and deferred financing costs, net, respectively, secured by two skilled nursing/transitional care facilities classified as held for sale as of March 31, 2020.
(2) Revolving Credit Facility is subject to two six-month extension options.
(3) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(4) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

19

SABRA 1Q 2020 SUPPLEMENTAL INFORMATION

March 31, 2020

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2019 March 31, 2020 Net Debt to Adjusted EBITDA (2)(3) 4.89x 4.97x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 5.38x 5.47x Interest Coverage (2) 5.28x 5.28x Fixed Charge Coverage Ratio (2) 5.08x 5.07x Total Debt/Asset Value 36% 36% Secured Debt/Asset Value 2% 1% Unencumbered Assets/Unsecured Debt 275% 269% Cost of Permanent Debt (4) 3.79% 3.67% Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Negative outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Pro Forma Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. Information as of March 31, 2020 assumes that the sale of two Skilled Nursing/Transitional Care facilities and the payoff of $14.2 million of secured debt were completed at the beginning of the period. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 2.09% and 2.91% as of March 31, 2020 and December 31, 2019, respectively. 20 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income (Loss) Dollars in thousands, except per share data Three Months Ended March 31, 2020 2019 Revenues: Rental and related revenues $ 106,512 $ 116,387 Interest and other income 2,851 3,325 Resident fees and services 39,983 17,061 Total revenues 149,346 136,773 Expenses: Depreciation and amortization 44,168 44,949 Interest 25,704 36,318 Triple-net portfolio operating expenses 4,901 5,289 Senior housing - managed portfolio operating expenses 27,261 12,040 General and administrative 8,761 8,184 Provision for loan losses and other reserves 667 1,207 Impairment of real estate — 103,134 Total expenses 111,462 211,121 Other income (expense): Other income 2,259 171 Net loss on sales of real estate (217) (1,520) Total other income (expense) 2,042 (1,349) Income (loss) before loss from unconsolidated joint venture and income tax expense 39,926 (75,697) Loss from unconsolidated joint venture (3,667) (1,383) Income tax expense (1,042) (612) Net income (loss) 35,217 (77,692) Net income attributable to noncontrolling interest — (12) Net income (loss) attributable to common stockholders $ 35,217 $ (77,704) Net income (loss) attributable to common stockholders, per: Basic common share $ 0.17 $ (0.44) Diluted common share $ 0.17 $ (0.44) Weighted-average number of common shares outstanding, basic 205,395,330 178,385,984 Weighted-average number of common shares outstanding, diluted 206,006,285 178,385,984 21 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data March 31, 2020 December 31, 2019 (unaudited) Assets Real estate investments, net of accumulated depreciation of $569,752 and $539,213 as of March 31, 2020 and December 31, 2019, respectively $ 5,363,168 $ 5,341,370 Loans receivable and other investments, net 88,370 107,374 Investment in unconsolidated joint venture 311,753 319,460 Cash and cash equivalents 54,051 39,097 Restricted cash 8,375 10,046 Lease intangible assets, net 96,758 101,509 Accounts receivable, prepaid expenses and other assets, net 169,829 150,443 Total assets $ 6,092,304 $ 6,069,299 Liabilities Secured debt, net $ 97,066 $ 113,070 Revolving credit facility 101,000 — Term loans, net 1,033,110 1,040,258 Senior unsecured notes, net 1,248,170 1,248,773 Accounts payable and accrued liabilities 150,926 108,792 Lease intangible liabilities, net 66,819 69,946 Total liabilities 2,697,091 2,580,839 Equity Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2020 and December 31, 2019 — — Common stock, $.01 par value; 250,000,000 shares authorized, 205,559,356 and 205,208,018 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively 2,056 2,052 Additional paid-in capital 4,075,781 4,072,079 Cumulative distributions in excess of net income (631,251) (573,283) Accumulated other comprehensive loss (51,373) (12,388) Total equity 3,395,213 3,488,460 Total liabilities and equity $ 6,092,304 $ 6,069,299 22 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Three Months Ended March 31, 2020 2019 Cash flows from operating activities: Net income (loss) $ 35,217 $ (77,692) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 44,168 44,949 Non-cash rental and related revenues (365) (1,164) Non-cash interest income (561) (562) Non-cash interest expense 2,233 2,561 Stock-based compensation expense 2,360 2,775 Provision for loan losses and other reserves 667 1,207 Net loss on sales of real estate 217 1,520 Impairment of real estate — 103,134 Loss from unconsolidated joint venture 3,667 1,383 Distributions of earnings from unconsolidated joint venture 4,040 3,037 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (6,895) (9,924) Accounts payable and accrued liabilities (9,929) (17,265) Net cash provided by operating activities 74,819 53,959 Cash flows from investing activities: Acquisition of real estate (67,274) — Origination and fundings of loans receivable (936) (2,776) Additions to real estate (11,956) (5,072) Repayments of loans receivable 1,011 5,251 Repayments of preferred equity investments 3,059 2,087 Net proceeds from the sales of real estate 6,272 6,857 Net cash (used in) provided by investing activities (69,824) 6,347 Cash flows from financing activities: Net borrowings from (repayments of) revolving credit facility 101,000 (4,000) Principal payments on secured debt (877) (849) Payments of deferred financing costs (715) (6) Distributions to noncontrolling interest — (36) Issuance of common stock, net 1,930 (2,323) Dividends paid on common stock (92,390) (80,260) Net cash provided by (used in) financing activities 8,948 (87,474) Net increase (decrease) in cash, cash equivalents and restricted cash 13,943 (27,168) Effect of foreign currency translation on cash, cash equivalents and restricted cash (660) 149 Cash, cash equivalents and restricted cash, beginning of period 49,143 59,658 Cash, cash equivalents and restricted cash, end of period $ 62,426 $ 32,639 Supplemental disclosure of cash flow information: Interest paid $ 21,526 $ 42,195 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ (16,092) $ — 23 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands

	Three Months Ended March 31,	
	2020	2019
Net income (loss) attributable to common stockholders	$ 35,217	$ (77,704)
Add:		
Depreciation and amortization of real estate assets	44,168	44,949
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(40)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,585	5,316
Net loss on sales of real estate	217	1,520
Net loss on sales of real estate related to unconsolidated joint venture	1,729	—
Impairment of real estate	—	103,134
FFO attributable to common stockholders	$ 86,916	$ 77,175
COVID-19 related expenses [1]	810	—
Provision for doubtful accounts and loan losses, net	—	1,207
Other normalizing items [2]	4,389	7,040
Normalized FFO attributable to common stockholders	$ 92,115	$ 85,422
FFO attributable to common stockholders	$ 86,916	$ 77,175
Merger and acquisition costs	159	6
Stock-based compensation expense	2,360	2,775
Non-cash rental and related revenues	(365)	(1,164)
Non-cash interest income	(561)	(562)
Non-cash interest expense	2,233	2,561
Provision for loan losses and other reserves	667	1,207
Other non-cash adjustments related to unconsolidated joint venture	539	1,115
Other non-cash adjustments	(106)	52
AFFO attributable to common stockholders	$ 91,842	$ 83,165
COVID-19 related expenses [1]	810	—
Other normalizing items [2]	(2,135)	1,132
Normalized AFFO attributable to common stockholders	$ 90,517	$ 84,297
Amounts per diluted common share attributable to common stockholders:		
Net income	$ 0.17	$ (0.44)
FFO	$ 0.42	$ 0.43
Normalized FFO	$ 0.45	$ 0.48
AFFO	$ 0.44	$ 0.46
Normalized AFFO	$ 0.44	$ 0.47
Weighted average number of common shares outstanding, diluted:		
Net income (loss)	206,006,285	178,385,984
FFO and Normalized FFO	206,006,285	178,936,854
AFFO and Normalized AFFO	206,509,513	179,709,444

(1) Amount represents expenses related to the COVID-19 pandemic incurred by our Senior Housing - Managed portfolio.
(2) For FFO, the three months ended March 31, 2020 and 2019 includes $5.8 million and $5.9 million, respectively, of write-offs related to SL rent receivables and lease intangibles. FFO and AFFO for the three months ended March 31, 2020 also include $2.1 million earned during the period related to legacy CCP investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

24 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 321,475 Senior Housing - Leased 51,147 Senior Housing - Managed — Wholly-Owned 52,674 Senior Housing - Managed — Sabra’s share of unconsolidated joint venture 35,414 Specialty Hospitals and Other 51,911 Annualized Cash NOI (excluding loans receivable and other investments) $ 512,621 Obligations Dollars in thousands Secured debt (1) $ 98,362 Unsecured senior notes (1) 1,250,000 Revolving credit facility 101,000 Term loans (1) 1,043,212 Sabra’s share of unconsolidated joint venture debt (2) 383,169 Total Debt 2,875,743 Add (less): Cash and cash equivalents and restricted cash (62,426) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (3) (17,360) Accounts payable and accrued liabilities (4) 102,816 Net obligations $ 2,898,773 Other Assets Dollars in thousands Loans receivable and other investments, net $ 88,370 Accounts receivable, prepaid expenses and other assets, net (4) 57,462 Total other assets $ 145,832 Common Shares Outstanding Total shares 205,559,356 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. 25 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 26 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. 27 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

APPENDIX Reporting Definitions Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non- cash interest income, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. 28 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020

APPENDIX Reporting Definitions REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non- stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from being leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 29 SABRA 1Q 2020 SUPPLEMENTAL INFORMATION March 31, 2020